                       SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                   FORM 8-K



              Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)             	OCTOBER 1, 1998



                        INTEGRATED SECURITY SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)





       DE                    	1-11900                      	75-2422983
(State or other          	(Commission File              	(I.R.S. Employer
jurisdiction of                	Number)  	               Identification No.)
incorporation)




           8200 SPRINGWOOD DRIVE, SUITE 230, IRVING, TX     75063
            (Address of principal executive offices)	     (Zip Code)



Registrant's telephone number, including area code      	(972) 444-8280




      (Former name or former address, if changed since last report.)

Item 2.	Disposition of Assets

Effective October 1, 1998, Integrated Security Systems, Inc. (the "Company") disposed of the MPA portion ("MPA") of subsidiary, Golston Company, Inc.
The asset sale disposed of $1.7 million of fixed assets as well as approximately $200,000 of prepaid contracts and deposits. The Company sold MPA for $2.8 million consisting of $680,000 notes receivable and the remainder in cash. In conjunction with this transaction, the Company also retired debt of approximately $1.7 million. MPA was sold to MPA Systems, Inc., a cooperation partially owned by James W. Casey, a former employee and former director of the Company.

Item 5.	Other Events.

On October 9, 1998, the Company's Board of Directors approved a resolution to extend the expiration date of its currently outstanding Common Stock Purchase Warrants (the "Warrants") by one year, to April 20, 2000. Prior to the extension, the Warrants would have expired on April 20, 1999. Each Warrant entitles the registered holder to purchase 2.65 shares of the Company's
Common Stock at a price of $2.55 per share. All other terms and conditions as set forth in the underlying Warrant Agreement dated as of February 26, 1998, remain unchanged.

Item 7.	Financial Statements

                 INTEGRATED SECURITY SYSTEMS, INC.
                       PRO FORMA BALANCE SHEET
                          JUNE 30, 1998
                        ($ in thousands)

                          	Actual
	                        Historical  	Adjustments     	 Results
	                        ----------  	-----------      	-------
            ASSETS
Cash	                    $       311	 $       183  (a)	 $       494
Accounts receivable	           2,204		                        2,204
Notes receivable                               29  (b)           29
Other	                         1,226	         (25) (c)	       1,201
                        	----------- 	-----------	      -----------
   Total current assets 	      3,741          187             3,928

Property, plant and
 equipment	                    5,611       (1,702) (d)        3,909
Intangible assets, net	        2,055	        (563)	(e)        1,492
Notes receivable                              651  (f)          651
Other	                           543		                          543
                        	----------- 	 ----------  	    -----------
   Total assets	         $    11,950	  $    (1,427)	    $    10,523
                        	===========  	===========  	   ===========

   LIABILITIES

Accounts payable	       $     1,002	   $       (35) (g) $       967
Other	                          835	          (187) (h)         648
Current portion	              1,565	          (299) (i)	      1,266
                        -----------  	 -----------  	   -----------
   Total current
   liabilities	               3,402	          (521) 	         2,881

Long-term debt         	      7,491  	      (1,323) (j)       6,168

   STOCKHOLDERS' EQUITY

Preferred stock                  --                              --
Common stock	                    85		                            85
Additional paid-in capital 	 10,823		                        10,823
Accumulated deficit	         (9,732)	          417  (k)      (9,315)
Treasury stock	                (119)		                         (119)
                       	-----------    -----------      -----------
   Total stockholders'
       equity	                1,057            417            1,474
                       	-----------  	 -----------     	-----------
  Total liabilities and
      stockholders'
        equity	            $ 11,950   $    (1,427)      $    10,523
	                       ===========  	===========       ===========

(a) Net cash
(b) Note receivable - current portion (term notes receivable of $300K and $380K; accruing interest quarterly beginning December 31, 1998 through December 31, 2000; due in quarterly principal and interest installments of $6,225 and $8,300, respectively, beginning March 31, 2001, continuing through June 30, 2004 with the remaining balance due September 30, 2004; interest is at 10% and 12%, respectively)
(c) Prepaid expenses, ($25K)
(d) Fixed assets, net of accumulated depreciation
(e) Goodwill, $458K; Covenant not to Compete, $105K; net of accumulated amortization
(f) Note receivable - long-term portion (terms: see (b))
(g) Legal expense, prior to divestiture
(h) Deposit premiums, $35K; deferred revenue, $140K; interest, $18K; legal post divestiture, ($6K)
(i) Retirement of debt
(j) Retirement and payment of debt
(k) Gain on sale, $417K

                         INTEGRATED SECURITY SYSTEMS, INC.
                         PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE TWELVE MONTHS ENDED JUNE 30, 1998
                                   ($ in thousands)

	                          Actual
	                        Historical   	Adjustments      	Results
                        	----------   	-----------      	-------
Sales	                   $    11,092	  $    (1,012) (a)  $    10,080
Cost of sales	                 6,765	          227	 (a)        6,538
                        	-----------   -----------      	-----------
Gross margin                   4,327          (785)            3,542

Operating expenses:
  Selling, general and
  administrative               6,407           400  (a)        6,007
  Research and product
  development                    246                             246
                         -----------   -----------       -----------
Income (loss)
  from operations             (2,326)         (385)           (2,711)

Other income (expense)          (862)       (1,001) (b)          139

(Provision) benefit for
 income taxes                     (7)                             (7)
                         -----------   -----------       -----------

Net income (loss)        $    (3,195)         (616)           (2,579)
                         ===========    ==========       ===========
Weighted average
  common shares
  outstanding              8,197,392                       8,197,392

Basic and diluted
  net loss per share           (0.39)                        (0.31)
                         ===========                   ===========

(a) MPA operating results for the twelve months ended June 30, 1998.
(b) Interest expense, reduction, $516K; Interest income, $68K; Gain on sale, $417K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly cuased this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  INTEGRATED SECURITY SYSTEMS, INC.
                                  ---------------------------------
                                  (Registrant)



                                  /S/ GERALD K. BECKMANN
------------                      --------------------------------
(Date)                            Gerald K. Beckmann
                                  Chairman, President and CEO